Exhibit 4.1

SUBSCRIPTION AGREEMENT

CNote Group, Inc.
2323 Broadway
Oakland, CA 94612
Attention: Yuliya Tarasava,
Chief Operating Officer

Ladies and Gentlemen:

The undersigned investor (“Investor”) hereby tenders this Subscription Agreement (the “Agreement”) in connection with such Investor’s purchase, in accordance with the terms hereof, of a promissory note or notes in substantially the form attached hereto as Exhibit A (the “Notes”) from CNote Group, Inc., a Delaware corporation (the “Company”). Investor understands that the Company is offering (the “Offering”) for sale up to $50,000,000 in aggregate principal amount of Notes and that the Offering is being made without registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”).

1.             Subscription.  Subject to the terms and conditions hereof, Investor hereby irrevocably subscribes for Notes in the amount set forth on the signature page hereto, which is payable as described in Section 2.  Investor acknowledges that the Notes will be subject to restrictions on transfer as set forth in this Agreement, the Notes, the Securities Act, and any other documentation requested by the Company. The Notes are substantially in the form of Exhibit A attached hereto and hereby incorporated by reference.

2.             Acceptance of Subscription and Issuance of Notes. The Company shall have the sole right, at its sole and absolute discretion, to accept or reject this subscription, in whole or in part, for any reason.

(a)          Investor will not be deemed to have purchased any Notes unless and until such time as all of the following conditions have occurred: (A) this Agreement and such other documentation as may be requested by the Company has been duly and validly executed by Investor, delivered to the Company and accepted by the Company and (B) the purchase price for the Notes has been delivered pursuant to instructions provided by the Company.

(b)          Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any of the Notes to any person who is a resident of a jurisdiction in which the issuance of Notes to him, her or it would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).  Investor agrees to pay to the Company the aggregate purchase price for the Notes in the amount set forth on the signature page attached hereto by (i) check payable to the Company, (ii) wire transfer in readily available funds in accordance with the Company’s instructions, (iii) cancellation of indebtedness of the Company or (iv) any combination of the foregoing. The Company shall deliver certificates representing the Notes to Investor by mail to the address provided below in the signature page to this Agreement.

3.             Representations, Warranties and Covenants of Investor.  Investor hereby represents and warrants to the Company and each other person that subscribes for the Notes as follows, which representations and warranties shall survive the applicable closing:

(a)          Investor is aware of the applicable limitations under the Securities Act relating to the Notes and that the Notes have not been registered under the Securities Act, and that such securities cannot be sold unless they are subsequently registered under the Securities Act and applicable State Securities Laws or an exemption from such registration is available;

(b)          Investor will not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber (each a “Transfer”) the Notes unless (i) the Notes are registered under the Securities Act or Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a description of the proposed disposition, and, if reasonably requested by the Company, the Company is given an opinion of counsel (which may be an opinion of counsel to the Company), reasonably acceptable to the Company, that such registration is not required under the Securities Act, and (ii) any buyer, transferee, pledgee, donee or assignee, respectively, shall agree in writing to be bound by the terms hereof prior to any such Transfer.  Any such recipient of the Notes is referred to herein as a “Transferee”, and the Transferee shall be entitled to the benefits of this Agreement and to enforce this Agreement against the Company as if the Transferee were Investor;

(c)          Investor acknowledges that there is no public market for the Notes, that no market may ever develop for them, and that they have not been approved or disapproved by the Securities and Exchange Commission or any governmental agency;

(d)          Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Notes;

(e)          Investor recognizes that (i) an investment in the Notes involves a high degree of risk and (ii) no assurance or guarantee has or can be given that an investor in the Company will receive a return of his, her or its capital or realize a profit on such investor’s investment;

(f)           Investor has received and reviewed all information that he, she or it considers necessary or appropriate for deciding whether to purchase the Notes; Investor (and/or his, her or its professional advisor, if any) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering and regarding the business, financial condition, properties, operations, prospects and other aspects of the Company and all such questions have been answered to Investor’s full satisfaction; and Investor has further had the opportunity to obtain all information (to the extent that the Company possesses or can acquire such information without unreasonable effort or expense) which Investor deems necessary or appropriate;

(g)          Investor has not relied on any information or representations with respect to the Company or the Offering, other than as expressly set forth herein;

(h)          Investor has determined that he, she or it can afford to bear the risk of the investment in the Notes, including loss of the entire investment in the Company and he, she or it will not experience personal hardship if such a loss occurs;

(i)           Investor is purchasing the Notes solely for his, her or its own account for investment, not for the account of any other person, and not with a view to, or for, any resale, distribution or other transfer thereof; and

(j)           Investor has been advised that all certificates evidencing ownership of the Notes will bear a legend in substantially the form set forth in Section 5.

4.             Representations and Warranties of the Company.  The Company hereby represents and warrants to Investor that:

(a)          Organization, Good Standing and Qualification.  The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to do so would have a material adverse effect on its business or properties.

(b)          Authorization.  All requisite action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Notes and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws or court decisions of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws or court decisions relating to the availability of specific performance, injunctive relief, or other equitable remedies or to equitable principles of general applicability.

(c)          Valid Issuance.  The Note, when issued in accordance with the provisions thereof, will not violate any preemptive rights or rights of first refusal and will be free of any liens or encumbrances.

(d)          Exempt Offering.  The offer, sale and issuance of the Notes are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and from the registration and qualification requirements of all applicable State Securities Laws.

(e)          Approvals.  All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority or any other person, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale and issuance of the Notes, and the consummation of any other transaction contemplated hereby, shall have been obtained.

5.             Legends.  The Company will place appropriate legends on the instruments representing the Notes (if any are issued) as required by applicable State Securities Laws, including a legend in form substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS REGISTERED AND QUALIFIED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

6.             Brokers.  Investor has not entered into any agreement to pay any broker’s or finder’s fee to any person with respect to this Agreement or the transactions contemplated hereby.

7.             Survival.  All representations, warranties and covenants contained in this Agreement shall survive the acceptance of the subscription by the Company and the consummation of the subscription.

8.             Waiver, Amendment.  Neither this Agreement nor any provisions hereof shall be amended or waived except either (a) with the written consent of the Company and the holders of a majority of the principal amount of Notes then outstanding or (b) in a writing by the party or parties against whom such amendment or waiver is sought to be enforced.

9.             Successors and Assigns.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

10.           Governing Law.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

11.           Entire Agreement.  This Agreement and the Notes constitute the entire agreement between the parties regarding the subject matter contained herein and supersedes all prior or contemporaneous agreements, representations and understandings of the parties.

12.           Counterparts.  This Agreement may be executed in two or more facsimiles and/or counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, Investor has executed this Subscription Agreement this ___ day of ___________, 2017.

IF AN INDIVIDUAL:

Signature of Investor	Address of Investor:

Print Name

State of Residency

IF AN ENTITY:

Signature of Authorized Representative	Address of Entity:

Print Name

Title

State of Principal Place of Business

CONSIDERATION TO BE DELIVERED:

Dollar amount of Notes subscribed for:

$

SUBSCRIPTION ACKNOWLEDGED AND ACCEPTED:

CNOTE GROUP, INC.

By:

Name:

Title:

Exhibit A

FORM OF CNOTE NOTE

[See Exhibit 3.1]